Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SMART Global Holdings, Inc. (the “Company”) on Form 10-Q for the period ending February 23, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Iain MacKenzie, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 22, 2018	By:	/s/ IAIN MACKENZIE
Name: Iain MacKenzie
Title: President and Co-Chief Executive Officer (Principal Executive Officer)